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                                                                       EXHIBIT 8

                                                December 9, 1996


                        Re:     Issuance and Sale of Capital
                                Securities by MBNA Capital I


MBNA Corporation
Wilmington, Delaware 19884

MBNA Capital I
c/o MBNA Corporation
Wilmington, Delaware 19884

Ladies and Gentlemen:

              We have acted as special tax counsel ("Tax Counsel") to MBNA Corporation, a Maryland corporation (the "Corporation"), and MBNA Capital I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-15721) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of the Series A Subordinated Debentures by the Corporation pursuant to a form of Indenture (the "Indenture") between the Corporation and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Indenture Trustee"), in the form filed as an exhibit to the Registration Statement; and
(ii) the issuance and sale of Capital Securities, Series A (the "Series A Capital Securities") and
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the Series A Common Securities (collectively, the "Series A Securities")
pursuant to the Trust's Amended and Restated Declaration of Trust (the "Declaration") in the form filed as an exhibit to the Registration Statement. The Series A Capital Securities will be offered for sale to investors pursuant to the Registration Statement.

              The Series A Securities are guaranteed by the Corporation with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Series A Guarantee Agreement (the "Series A Guarantee"), between the Corporation and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders of the Series A Securities, in the form filed as an exhibit to the Registration Statement.

              All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

              In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement, (ii) a form of the Indenture; (iii) a form of the Junior Subordinated Debentures; (iv) a form of the Declaration; (v) a form of the Series A Guarantee; and (vi) forms of the Series A Securities, each as filed as exhibits to the Registration Statement. Further, we have relied upon certain other statements and representations contained in the Corporation's letter of representation attached hereto as Exhibit A. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and the Trust
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and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

              In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Series A Subordinated Debentures and the Series A Securities will be consummated in accordance with the terms of the documents and forms of documents described herein .

              On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

              We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Series A Capital Securities or transactions of the type described herein and that our opinion is not binding on the Internal
Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.
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                                  -4-                           December 9, 1996



              Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

              We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

              We hereby consent to the use of this opinion for filing as
Exhibit 8 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Validity of the Securities".

                                        Very truly yours,

                                        /s/ SIMPSON THACHER & BARTLETT

                                        Simpson Thacher & Bartlett
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                                                                       EXHIBIT A




                                 December 9, 1996


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

              In connection with the Registration Statement on Form S-3 (Registration No. 333-15721) (as amended, the "Registration Statement") related to the issuance and sale of the Capital Securities, Series A (the "Series A Capital Securities") by MBNA Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), Simpson Thacher & Bartlett, special tax counsel to the Trust and MBNA Corporation, a Maryland corporation (the "Corporation"), will render its opinion (the "Tax Opinion") with respect to certain material United States federal income tax consequences related to the issuance and sale of the Series A Capital Securities. In connection with the issuance of the Tax Opinion, the undersigned, an officer of the Corporation, recognizing that Simpson Thacher & Bartlett will rely on this certificate in delivering the Tax Opinion, hereby certifies as of the date hereof as to the matters set forth in paragraphs one through six hereof, to the best of his or her knowledge and belief after due inquiry and investigation as to such matters. (Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to such terms in the Registration Statement.)

              1. The Corporation and the Trust intend to create a debtor-creditor relationship between the Corporation, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Series A Subordinated
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                      Debentures to the Trust by the Corporation, and the
                      Corporation will (i) record and at all times continue to reflect the Series A Subordinated Debentures as indebtedness on its separate books and records for financial accounting purposes and (ii) treat the Series A Subordinated Debentures as indebtedness for all United States tax purposes.

              2. The sole assets of the Trust will be the Series A Subordinated Debentures.

              3. The Corporation has no present intent to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

              4. The Corporation believes that the likelihood that it would exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures at any time during which the Series A Subordinated Debentures are outstanding is remote because of the restrictions that would be imposed on the Corporation's ability to pay dividends on its outstanding capital stock in the event it elected to defer payments of interest on the Series A Subordinated Debentures.

              5. The Series A Capital Securities issued by the Trust are expected to be rated "investment grade" by at least one nationally recognized statistical credit rating agency.

              6. The Corporation expects that it will be able to cause its wholly-owned subsidiaries to pay dividends to the Corporation in amounts and at times
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                      sufficient to enable the Corporation to make timely
                      payments of interest and principal on the Series A Subordinated Debentures.

              The Corporation acknowledges that if any of the foregoing certifications is inaccurate, the Tax Opinion may not accurately describe the proper United States federal income tax treatment of the Series A Subordinated Debentures or the Series A Capital Securities and the discussion set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" may not accurately describe the United States federal income tax consequences of the transactions described in the Registration Statement. The Corporation will promptly and timely notify Simpson Thacher & Bartlett if it discovers that any of the above certifications ceases to be true, correct or complete.


                                                Very truly yours,

                                                MBNA CORPORATION

                                                  /s/  VERNON H.C. WRIGHT
                                                -------------------------------
                                                By:    Vernon H.C. Wright
                                                Title: Executive Vice
                                                       President and
                                                       Chief Corporate
                                                       Finance Officer